SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Pulaski Financial Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 3, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Pulaski Financial Corp.  The meeting will be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141 on Wednesday, February 2, 2011 at 2:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on the operations of the Company.  Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Gary W. Douglass
Gary W. Douglass
President and Chief Executive Officer

Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141
(314) 878-2210

Notice of Annual Meeting of Stockholders

On Wednesday, February 2, 2011, Pulaski Financial Corp. (the “Company”) will hold its annual meeting of stockholders at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141.  The meeting will begin at 2:00 p.m., local time.  At the meeting, stockholders will consider and act on the following:

1.	The election of two directors to serve for a term of three years;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011;

3.	A non-binding resolution to approve the compensation of the Company’s named executive officers; and

4.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record as of the close of business on December 8, 2010 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

A copy of the following proxy statement and the accompanying proxy card are also available for viewing and printing on the Internet at http://www.pulaskibankstl.com/annualmeeting.

Please vote via the Internet, by telephone or by completing and signing the enclosed form of proxy and mailing it promptly in the enclosed envelope.  Your proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul J. Milano
Paul J. Milano
Corporate Secretary

St. Louis, Missouri
January 3, 2011

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PULASKI FINANCIAL CORP.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pulaski Financial Corp. (“Pulaski Financial” or the “Company”) to be used at the annual meeting of stockholders of the Company.  The Company is the holding company for Pulaski Bank.  The annual meeting will be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141 on Wednesday, February 2, 2011 at 2:00 p.m., local time.  This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about January 3, 2011.

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
 Stockholders to be Held on February 2, 2011.

This proxy statement and the accompanying proxy card and annual report to stockholders are available for viewing and printing on the Internet at http://www.pulaskibankstl.com/annualmeeting.

Voting And Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Pulaski Financial common stock if the records of the Company show that you held your shares as of the close of business on December 8, 2010.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee.  As the beneficial owner, you have the right to direct your broker on how to vote your shares.  Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.

As of the close of business on December 8, 2010, 10,867,717 shares of Pulaski Financial common stock were outstanding.  Each share of common stock has one vote.  The Company’s Articles of Incorporation provide that record owners of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to vote the shares held in excess of that 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on December 8, 2010, you may attend the meeting.  However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership.  If you want to vote your shares of Pulaski Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Routine and Non-Routine Proposals

Applicable rules determine whether proposals presented at stockholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not received voting instructions from the beneficial owner.  The ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011 is currently considered a routine matter, while the election of directors and the non-binding resolution to approve executive compensation are currently considered to be non-routine matters.

Vote Required

The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote, constituting a quorum, is represented at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by an affirmative vote of a majority of the shares present in person or by proxy at the annual meeting.  Votes that are withheld will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of the election.

In voting to approve the appointment of KPMG LLP as the independent registered public accounting firm and in voting on the non-binding resolution to approve executive compensation, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, these matters require the affirmative vote of a majority of the votes present in person or by proxy at the annual meeting.  Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of Pulaski Financial to request that you allow your shares of Pulaski Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Pulaski Financial common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote “FOR” each of the nominees for director, “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm and “FOR” the non-binding resolution to approve the compensation of the Company’s named executive officers.

If any matter not described in this proxy statement is properly presented at the annual meeting,  the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Pulaski Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy.  The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting, regardless of whether you submitted your original proxy by mail, the Internet or telephone.  To revoke your proxy, you must either advise the Secretary of the Company in writing before your Pulaski Financial common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Pulaski Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.  If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.  If you want to vote your shares of Pulaski Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from your broker, bank or nominee.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone.  The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly.  Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card.  The deadline for voting by telephone or via the Internet is 3:00 a.m., Eastern time, on February 2, 2011.

Participants in Pulaski Bank’s KSOP Plan

If you hold Pulaski Financial common stock through the Pulaski Bank Savings and Ownership Plan (the “KSOP”), you will receive a voting instruction card to reflect all of the shares that you may direct the trustee to vote on your behalf under the plan.  Under the terms of the KSOP, all shares held by the KSOP are voted by the KSOP trustee, but each participant in the KSOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account.  Allocated shares for which no timely voting instructions are received will be voted by the KSOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties.  The deadline for returning your voting instructions to the plan’s trustee is January 24, 2011.

Corporate Governance

Meetings and Committees of the Board of Directors

During the year ended September 30, 2010, the Board of Directors of the Company met 12 times.  No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served.

The Company has standing Audit, Compensation and Nominating and Corporate Governance Committees.  The following table identifies our standing committees and their members as of December 8, 2010.  All members of each committee are independent in accordance with the listing standards of The NASDAQ Stock Market.  Each of the committees operates under a written charter that governs its composition, responsibilities and operations.  Each of the charters for the committees listed above is available in the Corporate Governance portion of the Shareholder Relations section of the Company’s web site (www.pulaskibankstl.com).

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

Stanley J. Bradshaw
William M. Corrigan, Jr.			X
William A. Donius
Gary W. Douglass
Leon A. Felman	X		X		X
Michael R. Hogan	X	*
Timothy K. Reeves	X		X		X	*
Steven C. Roberts	X
Lee S. Wielansky			X	*	X

Number of Meetings in Fiscal 2010	9		4		4

* Chairperson

Audit Committee.  The Audit Committee is responsible for providing oversight of Pulaski Financial’s financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board.  The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters.  The Board of Directors has determined that Mr. Hogan is an “audit committee financial expert.”  Mr. Hogan is independent under the listing standards of The NASDAQ Stock Market.

Compensation Committee.  The Compensation Committee is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  Our chief executive officer develops recommendations regarding the appropriate mix and level of compensation for our management team.  The recommendations consider our compensation philosophy, the range of compensation programs authorized by the Compensation Committee and the restrictions imposed due to our participation in the U.S. Department of the Treasury’s Troubled Asset Relief Program.  Our chief executive officer meets with the Compensation Committee to discuss and review the compensation for the other named executive officers.  However, our chief executive officer does not participate in Compensation Committee discussions or the review of his own compensation.  The Compensation Committee is advised by independent compensation consultants and advisors.  In general, the consultants provide compensation benchmarking and analytical data and render advice to the Compensation Committee regarding all aspects of the Compensation Committee’s compensation decisions, including the chief executive officer’s performance review process.  The Compensation Committee has direct access to the consultants and control over their engagement.  The Compensation Committee was advised by the firm of Amalfi Consulting, LLC, which was engaged to conduct a review and competitive assessment of total compensation and benefits for the named executive officers, and to provide a comprehensive assessment of the competitiveness and effectiveness of the total executive compensation programs. Amalfi Consulting assisted in the identification of relevant peer groups and provided other market data used by the Compensation Committee for benchmarking and has provided advice regarding levels and components of compensation for each named executive officer.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending a group of nominees for election as directors at each annual meeting of stockholders and ensuring that the Board and its committees have the benefit of qualified and experienced independent directors.  The Committee is also charged with developing a set of corporate governance polices and procedures.

Independent Directors

The Company’s Board of Directors currently consists of nine members.  The Board of Directors has determined that all of the directors are independent under the current listing standards of The NASDAQ Stock Market, except for Mr. Donius, who is a former employee of Pulaski Financial and Pulaski Bank, and Mr. Douglass, who is a current employee of Pulaski Financial and Pulaski Bank.  In assessing the independence of our directors, the Board of Directors considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to directors.  Where business relationships other than ordinary banking relationships existed, the Board determined that none of the relationships between the Company and their affiliated businesses impair the directors’ independence because there was no direct receipt of payments by the Company to the director or the amounts involved are immaterial to the directors or to those businesses when compared to their annual income or gross revenues.  The business relationships between the Company and our directors or the directors’ affiliated companies that were considered by the Board were: Mr. Corrigan’s position as a partner in the law firm of Armstrong Teasdale LLP, which provides legal services to Pulaski Bank; personal or business loans or lines of credit with Messrs. Corrigan, Donius and Roberts; and Mr. Reeves’ position as President of Keenan Properties, Inc., a commercial brokerage and development firm, which acts as a buyer’s or seller’s agent for certain Pulaski Bank commercial real estate transactions. Mr. Reeves did not receive any payment from Pulaski Bank for these services.

Policy and Procedures Governing Related Person Transactions

The Company maintains a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons.  Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;
•	the Company is, will, or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;
•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and
•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee.  In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest; and
•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders.  All directors attended the 2010 annual meeting of stockholders.

Director Compensation

Cash Retainer and Meeting Fees for Non-Employee Directors. The following retainers and fees will be paid to our non-employee directors for their service on our Board of Directors during fiscal 2011:

Quarterly retainer for board members	$4,500
Additional quarterly retainer for board chairman	7,500
Additional quarterly retainer for board vice chairman	3,000
Fee for each board meeting attended	325	(1)
Fee for annual meeting attended	225
Fee for each audit committee meeting	425	(1)
Fee for each other committee meeting attended (including Pulaski Bank loan committee)	225	(1)
Quarterly retainer for audit committee chairperson	1,250
Quarterly retainer for each other committee chairperson	250

(1)	Directors receive only one-half of their fee for attendance by telephone.

Each of the directors of Pulaski Financial also serves as a director of Pulaski Service Corporation, the wholly-owned subsidiary of Pulaski Bank.  In this capacity, they receive $200 for each Pulaski Service Corporation meeting attended.  No separate fees are paid for service on Pulaski Bank’s Board of Directors except for service on Pulaski Bank’s loan committee.  Employee directors do not receive any retainers or fees for their services on the Boards of Directors.

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2010 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)(2)	Option Awards ($)(2)	All Other Compensation		Total ($)

Kathryn S. Bader(3)(4)	$11,550	$9,021	$—	$—		$20,571
Stanley J. Bradshaw	53,100	9,021	—	—		62,121
William M. Corrigan, Jr.	24,450	9,021	—	—		33,471
William A. Donius	23,100	9,021	—	105,752	(5)	137,873
Leon A. Felman(4)	39,550	9,021	—	—		48,571
Michael R. Hogan	31,013	9,021	—	—		40,034
Timothy K. Reeves	29,975	9,021	—	—		38,996
Steven C. Roberts	26,201	9,021	—	—		35,222
Lee S. Wielansky(4)	47,988	9,021	—	—		57,009

(1)
Reflects the aggregate grant date fair value of the granting of 1,224 shares of restricted stock computed in accordance with FASB ASC Topic 718, based on a per share value of $7.37, which represented the Company’s stock price on the date of grant.

(footnotes continued on following page)

(2)	The following table provides certain additional information concerning the outstanding restricted stock and option awards of our non-employee directors at September 30, 2010:

Name	Restricted Stock Awards Outstanding at September 30, 2010	Option Awards Outstanding at September 30, 2010

Kathryn S. Bader	–	–
Stanley J. Bradshaw	612	38,400
William M. Corrigan, Jr.	612	14,401
William A. Donius	612	4,000
Leon A. Felman	612	11,500
Michael R. Hogan	612	18,400
Timothy K. Reeves	612	43,314
Steven C. Roberts	612	15,500
Lee S. Wielansky	612	25,400
(3)	Ms. Bader resigned from the Board of Directors, effective March 2, 2010.
(4)	Includes fees for service on Pulaski Bank loan committee.
(5)	Includes $100,000 for consulting services and $5,752 for insurance premiums.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct.

As a mechanism to encourage compliance with the Code of Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Business Conduct.

Stock Ownership

The following table provides information as of December 8, 2010 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding

Leon A. Felman 150 Carondelet Plaza #2901 Clayton, Missouri 63105-3456	843,211	(1)	7.75%

Pulaski Bank Savings and Ownership Plan 12300 Olive Boulevard St. Louis, Missouri 63141	596,301	(2)	5.49%

(1)	See table on following page for additional information regarding Mr. Felman’s beneficial ownership of Company common stock.
(2)
All shares have been allocated to participants’ accounts.  Under the terms of the KSOP, the KSOP trustee will vote allocated shares for which no voting instructions are received in the same proportion as shares for which the KSOP trustee has received voting instructions from participants, subject to the exercise of its fiduciary duties.

The following table provides information about the shares of Pulaski Financial common stock that may be considered to be owned by each director or nominee for director of the Company, by those officers of the Company named in the Summary Compensation Table on page 17 and by all directors, nominees for director and executive officers of the Company as a group as of December 8, 2010.  Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options) (1)(2)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (3)
Directors
Stanley J. Bradshaw	160,000		20,400	1.66%
William M. Corrigan, Jr.	31,527		14,401	*
William A. Donius	399,815	(4)	4,000	3.71
Gary W. Douglass	39,176		53,333	*
Leon A. Felman	831,711	(5)	11,500	7.75
Michael R. Hogan	29,824		16,400	*
Timothy K. Reeves	11,713	(6)	43,314	*
Steven C. Roberts	83,673		13,500	*
Lee S. Wielansky	45,224		22,400	*
Named Executive Officers Who are Not Directors
Brian J. Björkman	74,584		76,667	1.38
W. Thomas Reeves	72,327	(7)	60,334	1.21
All Directors, Nominees and Executive Officers as a group (15 persons)	1,857,688		408,308	20.10

*Less than 1% of the shares outstanding
(1)
Includes shares allocated to the account of the individuals under the Pulaski Bank Savings and Ownership Plan, with respect to which each individual has voting but not investment power as follows:  Mr. Björkman—4,845 shares; and Mr. Douglass—3,048 shares.

(2)
Includes shares of unvested restricted stock held in trust over which the individual has voting but not investment power as follows:  Mr. Douglass—17,640 shares; Mr. Björkman—10,177 shares; and Mr. W. Thomas Reeves—24,327 shares.

(3)
Based on 10,867,717 shares of Company common stock outstanding and entitled to vote as of December 8, 2010, plus, for each person, the number of shares that such person may acquire within 60 days by exercising stock options.

(4)	Includes 329,185 shares pledged as security.
(5)	Includes 39,324 shares held by Mr. Felman’s spouse’s individual retirement account and 2,701 shares held by Mr. Felman’s daughter’s individual retirement account.
(6)	Includes 147 shares held in a custodian account for each of Mr. Reeves’ two daughters under which Mr. Reeves’ spouse has voting and investment power.
(7)	Includes 22,000 shares pledged as security.

Proposal 1 — Election of Directors

The Company’s Board of Directors currently consists of nine members.  William A. Donius’ term as a director will expire at the annual meeting, at which point the size of the board of directors will be reduced to eight members.  The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  Two directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified.  The nominees for election are Leon A. Felman and Steven C. Roberts.

It is intended that the proxies solicited by the Board of Directors will be voted to elect the nominees named above.  If a nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why a nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his current occupation for the last five years.  The age indicated in each nominee’s biography is as of September 30, 2010.  There are no family relationships among the directors or executive officers.

Nominees for Election of Directors

The following nominees are standing for election for terms ending in 2014:

Leon A. Felman serves as trustee and investing authority of The Leon A. Felman Family Trust,  which invests in the securities of banks, thrifts and mortgage REITs.  Mr. Felman serves as a member of the Friends Board of St. Louis Public Radio (WKMU).  Additionally, Mr. Felman serves as a member of the Chancellor’s Council for the University of Missouri-St. Louis and on the Board of Directors of the Barnes-Jewish Hospital Foundation.  Mr. Felman has been a private investor in financial institutions since 1980.  Age 75.  Director since 2004.

Mr. Felman’s background as a private investor provides the Board with important insight into the financial markets and investor perspectives.  As a former director of a corporation listed on the New York Stock Exchange, Mr. Felman provides the Board with critical experience regarding public oversight matters.

Steven C. Roberts is the President of the Roberts Companies, which comprises over 70 companies in the fields of television and radio broadcasting, hotels, wireless communication towers and residential and commercial real estate development.  Mr. Roberts has served on six public company boards and is active in numerous community and civic organizations.  Age 58.  Director since 2006.

Mr. Roberts’ background provides the Board with guidance on real estate matters.  Mr. Roberts offers significant business and management level experience.  His involvement, on various boards offers important expertise on the role of a director of a public company.  Mr. Roberts’ involvement with local organizations has allowed him to develop strong ties to the community, providing the Board with valuable insight regarding the business and consumer environment.

Directors Continuing in Office

The following directors have terms ending in 2012:

Michael R. Hogan was the Chief Administrative Officer and Chief Financial Officer of Sigma-Aldrich Corporation, a chemical producer headquartered in St. Louis, Missouri, until his retirement in November 2008.  Age 57.  Director since 2006.

Through his experience as a chief financial officer and prior service as a corporate controller of another Fortune 100 company, Mr. Hogan provides the Board with valuable experience regarding accounting and public reporting and disclosure matters.  Following a 30-year career in consulting, general management and financial roles, Mr. Hogan offers significant business and management level experience.

Timothy K. Reeves is the President and Owner of Keenan Properties, Inc., a commercial brokerage and development firm.  Keenan Properties, Inc. develops industrial, office and commercial projects as well as provides real estate brokerage services to its clients in the St. Louis metropolitan area.  Age 51.  Director since 2002.

Mr. Reeves’ background provides the Board with guidance on real estate matters, which assists the Board’s oversight of the credit function.  As an owner of his business, Mr. Reeves offers organizational understanding and business and management level experience.

Lee S. Wielansky has served as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company, located in St. Louis, Missouri, since March 2003.  Before working with Midland, Mr. Wielansky served as President and Chief Executive Officer of JDN Development Company, Inc., a subsidiary of a real estate investment trust engaged in the development of retail shopping centers, from November 2000 until its acquisition in March 2003.  Mr. Wielansky served as Chairman of the Board of Directors of the Company, from January 1, 2008 until May 1, 2008, when he became Vice Chairman of the Board of Directors.  Mr. Wielansky is also the lead director of Acadia Realty (NYSE: AKR) and a director of the Jewish Federation of St. Louis, Virtual Realty Enterprises and Isle of Capri Casinos, Inc. (NYSE: ISLE).  Age 59.  Director since 2005.

Mr. Wielansky provides the Board with valuable experience regarding commercial real estate matters, which assists the Board’s oversight of the credit function.  Mr. Wielansky offers significant business and management level experience.  As a director of corporations listed on the New York Stock Exchange, Mr. Wielansky provides the Board with critical experience regarding public oversight matters.

The following directors have terms ending in 2013:

Stanley J. Bradshaw has served as Chairman of the Board of the Company since 2008 and as an advisor since 2000.  Mr. Bradshaw is the principal of Bradshaw Capital Management, LLC, an asset management and advisory firm serving institutional and eleemosynary institutions since 1998.  He also serves as the Chairman and Chief Executive Officer of The Roosevelt Group, LLC, an investment company specializing in bank stocks since 1999.  He chairs the Bradshaw Charitable Foundation, which has provided funding for religious, educational, scientific research and social stewardship organizations since 1997.  In 2005, Mr. Bradshaw assisted in the founding of Square 1 Financial.  From 2005 until 2010, Mr. Bradshaw served as Chairman of the Board of Square 1 Financial and its wholly-owned subsidiary, Square 1 Bank, which is a nationwide bank specializing in serving emerging growth companies funded by venture capitalists.  Age 53.  Director since 2006.

Mr. Bradshaw’s extensive experience with banks, both locally and on the East Coast, affords the Board valuable insight regarding the banking industry.  Mr. Bradshaw’s recent involvement with Square 1 provides the Board with unique insight into capital raising and interactions with small businesses.  Mr. Bradshaw’s background as a private investor provides the Board with important insight into the financial market, valuation issues, as well as insight into shareholder perspectives.

William M. Corrigan, Jr. is a partner in the law firm of Armstrong Teasdale LLP located in St. Louis, Missouri.  He serves as outside counsel to a number of publicly traded and privately held businesses.  Mr. Corrigan is a past president of The Missouri Bar and is listed in “Best Lawyers in America.”  Age 51.  Director since 2003.

Through his legal experience and his firm’s experience as outside general counsel to the Bank, Mr. Corrigan brings significant knowledge regarding legal issues facing the Company and the Bank.

Gary W. Douglass was named President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank on May 1, 2008 and was named Chairman of the Board of the Bank on May 1, 2009.  Before joining Pulaski, Mr. Douglass was Executive Vice President, Finance and Chief Financial Officer of CPI Corp. (NYSE: CPI), a leading portrait studio operator in North America, headquartered in St. Louis.  Mr. Douglass previously held the position of Executive Vice President and Chief Financial Officer of Roosevelt Financial Group Inc., parent of Roosevelt Bank, before its merger with Mercantile Bancorporation, Inc. in 1997.  Mr. Douglass is a certified public accountant and a former partner with Deloitte & Touche LLP, where he headed that firm’s accounting and auditing and financial institutions practice in St. Louis.  Age 59.  Director since 2008.

Mr. Douglass’ extensive experience in the local banking industry and knowledge of public company reporting issues and accounting matters affords the Board valuable insight.

Proposal 2 – Ratification of Independent Registered Public
Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to ratification by stockholders.  A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not accepted by a majority of the votes present in person or by proxy at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.  The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2010 and 2009.

	2010	2009

Audit Fees	$301,500	$313,000
Audit-Related Fees(1)	3,000	12,500
Tax Fees(2)	46,017	46,400
All Other Fees	–	–

(1)	Consists of services related to consents in connection with the filing of registration statements.
(2)	Consists of tax filing and tax related compliance and other advisory services.

The Audit Committee believes that the provision of non-audit services by KPMG LLP are compatible with maintaining KPMG LLP’s independence.

Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent auditor.  The Audit Committee annually considers the provision of audit services by its external auditor and, if appropriate, approves the provision of certain defined audit and non-audit services.  The Audit Committee also considers on a case-by-case basis and, if appropriate, approves specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members.  The member or members to whom such authority is delegated must report any specific approval of services at its next regular meeting.  The Audit Committee regularly reviews summary reports detailing all services being provided to the Company by its independent auditor.

During the year ended September 30, 2010, 100% of the Audit Related Fees, Tax Fees and All Other Fees set forth above were approved by the Audit Committee.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to U.S. Auditing Standards No. 380 (The Auditor’s Communication with Those Charged with Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management.  In concluding that the independent registered accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 for filing with the Securities and Exchange Commission.  The Audit Committee and the Board of Directors also have appointed, subject to shareholder ratification, the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2011.

Audit Committee of the Board of Directors
of Pulaski Financial Corp.

Michael R. Hogan, Chairperson
Leon A. Felman
Timothy K. Reeves
Steven C. Roberts

Proposal 3 – Advisory Vote on Executive Compensation

The American Recovery and Reinvestment Act of 2009 requires the Company to permit a non-binding advisory vote on the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement, during the period in which any obligation arising from the Company’s participation in the TARP Capital Purchase Program remains outstanding.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” the approval of the non-binding resolution to approve the compensation of the Company’s named executive officers.

Executive Compensation

Summary Compensation Table

The following information is furnished for the principal executive officer of the Company and the two other highest compensated executive officers of the Company during the 2010 fiscal year.  These three individuals are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)

Gary W. Douglass	2010	$375,000	$–	$130,007	$–	$31,409	$536,416
President and Chief Executive	2009	325,000	–	–	33,098	31,053	389,151
Officer of the Company, Chairman of the	2008	121,250	–	–	334,960	10,440	466,650
Board and Chief Executive Officer of the
Bank

W. Thomas Reeves	2010	260,000	40,000	–	–	25,039	325,039
President of the Bank	2009	235,000	–	117,499	38,096	15,558	406,153
	2008	235,000	36,000	–	92,910	7,017	370,927

Brian J. Björkman	2010	250,000	25,000	75,004	–	16,841	366,845
President, Commercial Lending	2009	250,000	–	–	19,048	8,802	277,850
	2008	250,000	174,158	–	145,175	25,553	594,886

(1)
Represents the aggregate grant date fair value of the granting of 17,640, 0, 10,177 shares of restricted stock granted to Messrs. Douglass, Reeves and Björkman, respectively, computed in accordance with FASB ASC Topic 718 based on a per share price of $7.37, which represented the Company’s per share price on the date of grant.

(2)	Details of the amounts reported in the “All Other Compensation” column for 2010 are provided in the table below.

	Mr. Douglass		Mr. Reeves		Mr. Björkman

Employer contribution to KSOP	$3,469		$1,453		$2,524
Dividends paid on stock awards	5,027		9,244		2,900
Perquisites	22,913	(a)	14,342	(b)	11,417	(b)

(a)	Consists of automobile costs, country club dues and premiums paid on executive long-term disability insurance and life insurance.
(b)	Consist of country club dues and premiums paid on executive long-term disability insurance and life insurance.

Employment Agreement

The Company and Pulaski Bank currently maintain a two-year employment agreement with Mr. Douglass.  The two-year term of the employment agreement is extended daily unless written notice of non-renewal is given by the Board of Directors.  The employment agreement provides for a base salary and, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.  See “Executive Compensation—Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Douglass may receive upon his termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of September 30, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)

Gary W. Douglass	40,000	60,000	(3)	$12.84	5/1/2018	17,640	$121,716
	6,667	13,333	(4)	6.69	1/1/2019	–	–
W. Thomas Reeves	20,000	–		15.97	3/30/2016	24,327	167,856
	10,000	5,000	(5)	11.13	11/19/2017	–	–
	8,000	12,000	(6)	9.46	12/19/2017	–	–
	6,667	13,333	(7)	7.70	11/3/2018	–	–
Brian J. Björkman	15,000	–		9.76	9/30/2013	10,177	70,221
	15,000	–		13.00	1/27/2015	–	–
	8,000	2,000	(8)	17.25	10/14/2015	–	–
	20,000	30,000	(9)	11.13	11/19/2017	–	–
	3,334	6,666	(7)	7.70	11/3/2018	–	–

(1)	Vests upon the later of (a) three years from the date of grant or (b) such date as the preferred stock issued pursuant to the TARP Capital Purchase Program no longer remains outstanding.
(2)	Based upon the Company’s closing stock price of $6.90 at September 30, 2010.
(3)	Vests in five equal annual installments commencing on May 1, 2009.
(4)	Vests in three equal annual installments commencing on January 1, 2010.
(5)	Vests in three equal annual installments commencing on November 19, 2008.
(6)	Vests in five equal annual installments commencing on December 19, 2008.
(7)	Vests in three equal annual installments commencing on November 3, 2009.
(8)	Vests in five equal annual installments commencing on October 14, 2006.
(9)	Vests in five equal annual installments beginning on November 19, 2008.

Potential Post-Termination Payments

Employment Agreement.  The Company and Pulaski Bank currently maintain a two-year employment agreement with Mr. Douglass.  The employment agreement provides for termination by the Company and Pulaski Bank for cause at any time.  Mr. Douglass can be terminated by the Company or Pulaski Bank for cause if he is deemed incompetent, if he engages in willful misconduct, breaches his fiduciary duties, which results in profit to him, intentionally fails to perform the functions of his job or if he willfully violates any law, rule or regulation (other than traffic violations or similar offenses) or materially breaches his employment agreement.  If the Company or Pulaski Bank chooses to terminate Mr. Douglass’ employment for reasons other than for cause, or if Mr. Douglass resigns from the Company or Pulaski Bank after specified circumstances that would constitute “good reason,” Mr. Douglass or, if he dies, his beneficiary, would be entitled to receive an amount equal to two times his annual compensation, which includes his base salary and bonus.  Good reason is defined in Mr. Douglass’ employment agreement as the occurrence of any of the following events without Mr. Douglass’ written consent: (1) a material decrease in his base salary, (2) a material decrease in his job authority, duties or responsibilities or (3) a change in the location of his primary office by more than 35 miles from his original location.  Cash severance payments for involuntary termination without cause and voluntary termination for good reason are payable in substantially equal installments over a 24-month period in accordance with Pulaski Bank’s normal payroll practices.  In addition to cash severance payments, the Company and/or Pulaski Bank would also continue and/or pay for Mr. Douglass’ medical insurance benefits for twenty-four months following his termination of employment.  Upon the expiration of medical coverage, Mr. Douglass may, at his own expense, continue to participate in the Pulaski Bank medical insurance programs through his 65th birthday to the extent such coverage is available.

The employment agreement also provides for change in control payments, if following a change in control, Mr. Douglass voluntarily terminates his employment for good reason or Mr. Douglass suffers an involuntary termination of employment in connection with a change in control.  In either case, Mr. Douglass would be entitled to a lump sum payment equal to two times his annual compensation, along with continued medical insurance benefits for 24 months following his termination of employment.  Annual compensation includes Mr. Douglass’ base salary at the time of the change in control plus any bonus.

If Mr. Douglass’ employment is terminated following a change in control, he would also be entitled to receive a tax indemnification payment if payments under the employment agreement or other payments triggered liability under the Internal Revenue Code as an excise tax on payments constituting “excess parachute payments.”  Under applicable law, the excise tax is triggered by the executive’s receipt of payments that are contingent on a change in control that equal or exceed three times the executive’s average annual compensation over the five years preceding the change in control, or such lesser time if the executive is not employed by the employer for five years.  The excise tax equals 20% of the amount of the payment in excess of the executive’s average compensation over the preceding five-year period, or such lesser period.  The indemnification payment provides the executive with a net amount sufficient to pay the excise tax.

The employment agreement also provides for disability benefits if Mr. Douglass becomes disabled and is no longer able to work for the Company or Pulaski Bank.  During any period of incapacity leading to the termination of Mr. Douglass’ employment for disability, Mr. Douglass will receive his full base salary and all other perquisites and benefits (other than bonus) until Mr. Douglass becomes eligible for benefits under any disability plan or insurance program maintained by the Company or the Bank.  Disability payments under Mr. Douglass’ employment agreement are reduced by the amount, if any, paid to Mr. Douglass by any plan of the Company or Pulaski Bank that provides disability benefits.

Upon Mr. Douglass’ termination of employment for reasons other than following a change in control, Mr. Douglass must comply with a two year non-competition and non-solicitation agreement.

In connection with the Company’s participation in the TARP Capital Purchase Program, Mr. Douglass entered into an agreement with the Company whereby he agreed that, during the period in which the U.S. Department of the Treasury holds an equity or debt position acquired from the Company in the TARP Capital Purchase Program:  (1) the Company will not make any golden parachute payment to him while he is a senior executive officer or one of the five most highly compensated officers; and (2) any bonus payment made to him while he is a senior executive officer or one of the next twenty highly compensated employees is subject to recovery or “clawback” by the Company if the bonus payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Stock Options.  All of the named executive officers are participants in the Pulaski Financial Corp. 2002 Stock Option Plan and/or the Pulaski Financial Corp. 2006 Long-Term Incentive Plan.  In the event of a change in control of Pulaski Financial or Pulaski Bank, outstanding stock options granted pursuant to either plan automatically vest and remain exercisable until the expiration date of the stock options.  Unless otherwise provided in an award certificate, under the 2006 Long-Term Incentive Plan, if a participant’s service terminates by reason of death, disability or retirement, all of such participant’s outstanding options will vest and remain exercisable until the expiration date of the stock options in the case of death and disability and in the case of retirement, until the earlier of the original expiration date of the award or two years from the participant’s retirement date.  In the event of termination due to death, disability or retirement, outstanding stock options granted pursuant to the 2002 Stock Option Plan automatically vest and remain exercisable until the later of two years from the date of death or disability (or one year from the date of retirement) or the expiration date of the stock options.  For purposes of the plan, “disability” is defined as a physical or mental condition that renders a plan participant incapable of performing his customary and usual duties or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the committee administrating the plan, is permanent and continuous in nature.  “Retirement” in the case of an employee means voluntary termination of employment at or after age 60 with 15 years of service or as otherwise determined by the committee administrating the plan.  A “change in control” is defined, generally, as a merger or consolidation of another corporation into Pulaski Financial, the acquisition of 25% or more of the Company’s voting securities, a change in a majority of the board of directors over a two-year period, or a sale of all or nearly all of the Company’s assets.

As of September 30, 2010, Messrs. Douglass, Reeves and Björkman had 73,333, 30,333 and 38,666 unvested stock options, respectively.  Had a change in control occurred on September 30, 2010 or if any of the named executive officers died, became disabled or retired on that date, only Mr. Douglass’ options would have an intrinsic value (based upon our stock price of $6.90 per share on September 30, 2010), which was $2,800.  The other options would have no intrinsic value at that date.  However, in connection with the Company’s participation in the TARP Capital Purchase Program, Messrs. Douglass, Reeves and Björkman entered into an agreement with the Company whereby each agreed that, during the period in which the U.S. Department of the Treasury holds an equity or debt position acquired from the Company in the TARP Capital Purchase Program the Company will not make any golden parachute payment to the executive while he is a senior executive officer or one of the five most highly compensated officers.  The acceleration of vesting of stock options or shares of restricted stock due to an executive’s departure from the Company or a change in control event would constitute a golden parachute payment.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Pulaski Financial common stock during the fiscal year ended September 30, 2010, except for one late report filed by each of Mr. Björkman and Mr. Felman regarding the purchase of common stock and two late reports filed by Mr. Donius regarding the sale of common stock.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Pulaski Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  Pulaski Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

The Bank maintains a mortgage loan program whereby employees and directors may obtain loans from the Bank with an interest rate that is less than the interest rate prevailing at the time for comparable loans with persons not related to the Bank.  Generally, the discount received by such insider equals approximately 12.5 basis points.  In fiscal 2010, the Bank originated loans to each of Messrs. Björkman, Corrigan and Wielansky and Matthew A. Locke, President, Kansas City Mortgage Division, under this program.  Each of these loans were subsequently sold in the secondary market with servicing released.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Nominating and Corporate Governance Committee Procedures

General

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
The name and address of the stockholder making the recommendation, as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by Pulaski Bank.  The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under selection criteria, which are discussed in more detail below.  If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Minimum Qualifications

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a stock ownership requirement.  A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if they possess the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;
•
financial, regulatory, accounting and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to understand financial statements;

•	familiarity with the Company’s market area and participation and ties to local businesses and local civic, charitable and religious organizations;
•	personal and professional integrity, honesty and reputation;
•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;
•	the ability to devote sufficient time and energy to the performance of his or her duties;
•	independence under applicable Securities and Exchange Commission and listing definitions; and
•	current equity holdings in the Company.

The committee will also consider any other factors it deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, and independence.

Stockholder Proposals and Nominations

Proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting must be received by the Company no later than September 5, 2011.  If next year’s annual meeting is held on a date more than 30 calendar days from February 2, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws require a stockholder to deliver written notice of nominations for the election of directors or proposals for business to be brought before a meeting of stockholders not less than 60 nor more than 90 days before the date of the meeting.  However, if less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Paul J. Milano, Corporate Secretary, Pulaski Financial Corp., 12300 Olive Boulevard, St. Louis, Missouri 63141.  Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.  All other communications should be sent to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  In addition to the solicitation of proxies by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on December 8, 2010.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company or on the Company’s web site (www.pulaskibankstl.com).  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the fiscal year ended September 30, 2010 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on December 8, 2010 upon written request to Paul J. Milano, Corporate Secretary, Pulaski Financial Corp., 12300 Olive Boulevard, St. Louis, Missouri 63141.

Householding of Proxy Statements and Annual Reports

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to that address.  This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs.  Once you have received notice from your broker or the Company that they or it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, please notify your broker or other holder of record if your shares are held in “street name” or the Company if you hold registered shares.  You can notify the Company by contacting its transfer agent, Registrar and Transfer Company, either by phone at (800) 368-5948, by fax at (908) 497-2310, by e-mail at info@rtco.com or by mail at 10 Commerce Drive, Cranford, New Jersey 07016.  If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the same parties listed above.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PULASKI FINANCIAL CORP.
PROXY CARD
ANNUAL MEETING OF STOCKHOLDERS
February 2, 2011

The undersigned hereby appoints Timothy K. Reeves and Lee S. Wielansky, with full power of substitution in each, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141 on Wednesday, February 2, 2011 at 2:00 p.m., Central time, and at any and all adjournments thereof, as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PULASKI FINANCIAL CORP. — ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 2, 2011

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
 Stockholders to be Held on February 2, 2011.

This proxy statement and the accompanying proxy card and annual report to stockholders are available for viewing and printing on the Internet at http://www.pulaskibankstl.com/annualmeeting.

You can vote in one of three ways:
1.           Call toll free 1-866-580-7650 on a Touch-Tone Phone.  There is NO CHARGE to you for this call.

or
2.           Via the internet at https://www.proxyvotenow.com/pulb and follow the instructions.

or
3.           Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

		FOR	WITHHOLD ALL	FOR ALL EXCEPT
1.	The election as director of the nominees listed below (except as marked to the contrary below).	☐	☐	☐

(01) Leon A. Felman
(02) Steven C. Roberts

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), MARK “FOR ALL EXCEPT” AND WRITE THAT NOMINEE(S’) NAME(S) OR NUMBER(S) IN THE SPACE PROVIDED BELOW.

		FOR	AGAINST	ABSTAIN
2.	The ratification of KPMG LLP as independent registered public accounting firm for the fiscal year ending September 30, 2011.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	A non-binding resolution to approve the Compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the listed proposals.

Mark here for address change and note change /__/

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT.  PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.  THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Dated: ______________, ______

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, indicate your full title.  If shares are held jointly, only one registered holder need sign.

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy.  Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Time, February 2, 2011.  It is not necessary to return your proxy card if you are voting by telephone or Internet.

VOTE BY TELEPHONE Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, February 2, 2011: 1-866-580-7650	VOTE BY INTERNET Anytime prior to 3:00 a.m., Eastern Time, February 2, 2011 go to https://www.proxyvotenow.com/pulb.

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

[Pulaski Financial Corp. Letterhead]

Dear KSOP Participant:

On behalf of the Board of Directors of Pulaski Financial Corp. (the “Company”), I am forwarding you the attached voting instruction card to convey your voting instructions to the trustees for the Pulaski Bank Savings and Ownership Plan (the “KSOP”) on the proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on February 2, 2011.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of the Company.  If you would like a copy of the Company’s Annual Report to Stockholders and have not received one, please contact Chris Munro at (314) 317-5048.

As a holder of Company common stock through the KSOP, you are entitled to direct the trustees how to vote the shares of common stock credited to your account as of December 8, 2010, the record date for the annual meeting.  All credited shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the trustees by January 24, 2011.  If you do not direct the trustees as to how to vote the shares of Company common stock credited to your account, the trustees will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed voting instruction card in the postage paid envelope by January 24, 2011. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Pulaski Bank.

Sincerely,

/s/ Gary W. Douglass
Gary W. Douglass
President and Chief Executive Officer

PULASKI BANK SAVINGS AND OWNERSHIP PLAN
VOTING INSTRUCTION CARD

PULASKI FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS

February 2, 2011
2:00 p.m., Local Time
_______________________________

The undersigned hereby directs the KSOP Plan Trustee to vote all shares of common stock of Pulaski Financial Corp. (the “Company”) credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 2, 2011 at 2:00 p.m., local time, at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Lean A. Felman and Steven C. Roberts

	WITHHOLD	FOR ALL
FOR	ALL	EXCEPT

☐	☐	☐

INSTRUCTIONS:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2011.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	A non-binding resolution to approve the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY JANUARY 24, 2011.